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                                                                    EXHIBIT 21.1

                               LANCER CORPORATION
                              LIST OF SUBSIDIARIES

UNITED STATES:
Lancer Capital Corporation
San Antonio, Texas

Lancer International Sales, Inc.
San Antonio, Texas

Lancer Investment Corporation
Wilmington, Delaware

Lan-Leasing, Inc.
San Antonio, Texas

Lancer Partnership, Ltd.
San Antonio, Texas

Lancer Ice Link, LLC
San Antonio, Texas

Advanced Beverage Solutions, LLC
Schaumburg, Illinois

MEXICO:
Industrias Lancermex, S.A. de C.V.
Piedras Negras, Coahuila, Mexico

Lancer de Mexico, S.A. de C.V.
Monterrey, Nuevo Leon, Mexico

Servicios Lancermex, S.A. de C.V.
Monterrey, Nuevo Leon, Mexico

BRAZIL:
Lancer do Brasil, Industria e Comercio Ltda.
Sao Paulo, Sao Paulo, Brazil

ECUADOR
Ecualancer S.A.
Quito, Ecuador

EUROPE:
Lancer Europe, S.A.
Brussels, Belgium

OOO Lancer Sales Company
Moscow, Russia

AUSTRALIA:
Lancer Pacific, Pty. Ltd.
Lancer Pacific Industies, Pty. Ltd.
Beverly, South Australia, Australia

Lancer Pacific, Ltd.
Auckland, New Zealand